UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

Double Eagle Petroleum Co.

(Exact name of registrant as specified in its charter)

Maryland	1-33571	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) - 794-8445

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2014, Double Eagle Petroleum Co. (the “Company”) entered into an indemnification agreement in the form approved by the board of directors (the “Board”) on January 29, 2014, with each current director of the Company.

Under each indemnification agreement, the Company agrees to indemnify each director against any and all expenses to the fullest extent permitted by the law, if such director was, is, or becomes a party to or witness or other participant in a claim by reason of (or arising in part out of) such director’s service as a director, officer, employee, controlling person, agent or fiduciary of the Company or such director’s service at the request of the Company in any such capacity with any other corporation, partnership, joint venture, trust or other enterprise. The Company also agrees to hold harmless and indemnify each director against any and all expenses incurred by the director and otherwise to the fullest extent prohibited by the Company’s Articles of Incorporation, as amended, corrected and supplemented, the Company’s Second Amended and Restated Bylaws, as amended, or the General Corporation Law of the State of Maryland, or any similar provisions of applicable law at the time in effect. The indemnification agreements also provide for, among other things, the advancement of expenses relating to the indemnification obligations.

The foregoing summary of the indemnification agreements is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the indemnification agreement. The form of indemnification agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c ) On January 30, 2014, the Company appointed Adam Fenster, 43, as the Company’s Chief Financial Officer. Mr. Fenster has owned a consulting firm since 2008, providing services in the areas of accounting, finance, operations and the development of startup companies. His clients have included several E&P companies, including Antero Resources Corporation, Synergy Resources Corporation, and DCP Midstream, LP. Mr. Fenster has served as chief financial officer for several companies, most recently for a downstream fuel marketer. Mr. Fenster is a certified public accountant in the State of Colorado and began his career in the Denver office of KPMG LLP. Mr. Fenster has a Bachelor of Science degree in Business Administration from the University of Arizona.

In conjunction with Mr. Fenster’s appointment, the Company and Mr. Fenster have entered into a consulting agreement. Under this agreement, the Company will pay Mr. Fenster an hourly wage of $125 per hour and reimburse Mr. Fenster for reasonable expenses. The consulting agreement can be terminated by either party at will. The agreement will be filed as an exhibit as part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Mr. Fenster does not have a family relationship with any director or other executive officer of the Company, and there are no relationships or related transactions between him and the Company that would be required to be reported.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1:	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE EAGLE PETROLEUM CO.

Date: February 4, 2014	By:	/s/ Emily Maron
	Name:	Emily Maron
	Title:	Assistant Corporate Secretary